EXHIBIT 1(b)

                                    Amendment
                                       to
                              Declaration of Trust
                                       of
                            Catholic Investment Trust


         The undersigned, being a majority of the Trustees of Catholic Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article 8, Section 8.4 of the Declaration of Trust of the Trust dated November 25, 1996, as amended (the "Declaration"), do hereby amend the Declaration as follows:

         1.   Name of Trust.

              Effective as of the date hereof the name of the Trust shall be Catholic Values Investment Trust. All references to Catholic Investment Trust and/or the Trust in the Declaration shall hereinafter mean Catholic Values Investment Trust.

         2.   Article 5, Section 5.5.

              The first and second sentences of Article 5, Section 5.5 are hereby deleted in their entirety and replaced by the following:

                  Section 5.5. Series and Class Designations. Without limiting the exclusive authority of the Trustees set forth in Section
                  5.1 to establish and designate any further Series or Classes, it is hereby confirmed that the Trust consists of the presently Outstanding Shares of the following Series: Catholic Values Investment Trust Equity Fund (the "Existing Series"). The Existing Series consists of three classes of shares - the Individual Shares, Institutional Shares, and Institutional Service Shares.


         IN WITNESS WHEREOF, the undersigned Trustees have caused this amendment to be executed this ___ day of February, 1997.


/s/ Peter M. Donovan                            /s/ A. M. Moody, III
-----------------------                       --------------------------------
Peter M. Donovan                                A. M. Moody, III
As Trustee and not individually                 As Trustee and not individually


/s/ H. Day Brigham, Jr.                        /s/ Lloyd F. Pierce
-------------------------------               --------------------------------
H. Day Brigham, Jr.                             Lloyd F. Pierce
As Trustee and not individually                 As Trustee and not individually


/s/ Winthrop S. Emmet                         /s/ Raymond Van Houtte
-------------------------------               ---------------------------------
Winthrop S. Emmet                               Raymond Van Houtte
As Trustee and not individually                 As Trustee and not individually


/s/ Leland Miles
-------------------------------
Leland Miles
As Trustee and not individually